Exhibit 99.1

EASTERLY GOVERNMENT PROPERTIES

REPORTS THIRD QUARTER 2023 RESULTS

WASHINGTON, D.C. – October 31, 2023 – Easterly Government Properties, Inc. (NYSE: DEA) (the “Company” or “Easterly”), a fully integrated real estate investment trust (“REIT”) focused primarily on the acquisition, development and management of Class A commercial properties leased to the U.S. Government, today announced its results of operations for the quarter ended September 30, 2023.

Highlights for the Quarter Ended September 30, 2023:

•
Net income of $6.1 million, or $0.06 per share on a fully diluted basis
•
Core FFO of $30.2 million, or $0.29 per share on a fully diluted basis
•
Acquired, through the Company's previously announced joint venture (the “JV”), a 69,276 leased square foot Department of Veterans Affairs (“VA”) outpatient clinic located in Corpus Christi, Texas (“VA - Corpus Christi”). VA - Corpus Christi is the ninth property to be acquired in the previously announced portfolio of 10 properties 100% leased to the VA under predominately 20-year firm term leases (the “VA Portfolio”)
•
Exercised the $50.0 million delayed draw option on the Company's 2018 term loan facility, increasing the Company's term loan commitments from $250.0 million to $300.0 million
•
Issued an aggregate of 1,700,000 shares of the Company's common stock in settlement of previously entered into forward sales transactions through the Company's $300.0 million ATM Program launched in December 2019 (the “December 2019 ATM Program”) at a weighted average price per share of $19.83, raising net proceeds to the Company of approximately $33.7 million

“We believe Easterly's ability to grow its portfolio of creditworthy properties through the acquisition and development of government leased assets will serve our shareholders well in the long run,” said William C. Trimble, III, Easterly's Chief Executive Officer. “In this rising interest rate environment, we believe that a focus on tenant credit quality is particularly important. With approximately 99% of our Company's annualized lease income coming from the United States Government via long-term leases, we feel very comfortable with the strength and duration of the NOI supporting our platform.”

Financial Results for the Nine Months Ended September 30, 2023:

Net income of $16.3 million, or $0.15 per share on a fully diluted basis

Core FFO of $90.0 million, or $0.86 per share on a fully diluted basis

Portfolio Operations

As of September 30, 2023, the Company or the JV owned 87 operating properties in the United States encompassing approximately 8.6 million leased square feet, including 86 operating properties that were leased primarily to U.S. Government tenant agencies and one operating property that is entirely leased to a private tenant. In addition, the Company wholly owned one property under re-development that the Company expects will encompass approximately 0.2 million rentable square feet upon completion. The re-development project, located in Atlanta, Georgia, is currently under construction and, once complete, a 20-year lease with the U.S. General Services Administration (GSA) is expected to commence for the beneficial use of the U.S. Food and

Drug Administration (FDA). As of September 30, 2023, the portfolio had a weighted average age of 14.5 years, based upon the date properties were built or renovated-to-suit, and had a weighted average remaining lease term of 10.4 years.

Acquisitions

On September 22, 2023, the Company acquired, through the JV, a VA outpatient clinic located in Corpus Christi, Texas. VA - Corpus Christi, a 69,276 leased square outpatient facility, was the ninth property to be acquired in the VA Portfolio. VA - Corpus Christi provides enhanced services for the approximately 25,000 veterans in the surrounding region, including but not limited to an audiology clinic, a mental health clinic, pathology, radiology, and homeless care. VA - Corpus Christi is leased directly to the VA pursuant to a 20-year lease that does not expire until November 2042.

Balance Sheet and Capital Markets Activity

As of September 30, 2023, the Company had total indebtedness of approximately $1.2 billion comprised of $100.0 million outstanding on its 2016 term loan facility, $200.0 million outstanding on its 2018 term loan facility, $700.0 million of senior unsecured notes, and $221.7 million of mortgage debt (excluding unamortized premiums and discounts and deferred financing fees). The Company had no outstanding borrowings on its revolving credit facility as of September 30, 2023. At September 30, 2023, Easterly’s outstanding debt had a weighted average maturity of 5.0 years and a weighted average interest rate of 4.0%. As of September 30, 2023, Easterly’s Net Debt to total enterprise value was 49.4% and its Adjusted Net Debt to annualized quarterly pro forma EBITDA ratio was 6.7x.

On July 20, 2023, Easterly exercised the $50.0 million delayed draw option on its 2018 term loan facility, increasing its term loan commitments from $250.0 million to $300.0 million. Easterly used these funds, in addition to cash on hand, to repay the outstanding amounts under its revolving credit facility, extinguishing the remainder of the Company's current floating rate indebtedness.

On September 22, 2023, Easterly issued an aggregate of 1,700,000 shares of the Company's common stock in settlement of previously entered into forward sales transactions through the December 2019 ATM Program at a weighted average price per share of $19.83, raising net proceeds to the Company of approximately $33.7 million.

Dividend

On October 26, 2023, the Board of Directors of Easterly approved a cash dividend for the third quarter of 2023 in the amount of $0.265 per common share. The dividend will be payable November 21, 2023 to shareholders of record on November 9, 2023.

Subsequent Events

On October 3, 2023, the Company acquired a 95,273 leased square foot Class A workers’ compensation adjudication and training facility located in Anaheim, California. The facility is 100% leased by tenant agencies of the State of California (“CA - Anaheim”), including the Department of Industrial Relations and the Employment Development Department. This public facing facility contains court hearing rooms used for adjudicating workers' compensation claims, as well as training rooms for furthering employment opportunities. With a weighted average expiration date of January 2034, CA - Anaheim has been occupied by the State of California (S&P AA-) since 2009 and recently underwent a renewal exercise process post-pandemic whereby the tenants demonstrated their continued need for the facility by executing several leases with a weighted average lease term of 10.7 years.

On October 3, 2023, the Company acquired a 97,969 square foot facility primarily occupied by two branches of the U.S. Department of Homeland Security (DHS) and located in Atlanta, Georgia (“DHS - Atlanta”). DHS - Atlanta is a 93% leased facility that recently underwent an extensive renovation in 2023 for the beneficial use of the Transportation Security Administration (TSA) and the U.S. Customs and Border Protection (CBP). The two tenants recently executed leases that provide for occupancy of up to 15 years through 2038.

On October 19, 2023, the Company acquired a 35,005 leased square foot United States District Courthouse in Newport News, Virginia (“JUD - Newport News”). The United States District Court, Eastern District of Virginia, Newport News Division Courthouse is a highly specialized facility that features 2008 build-to-suit, LEED Certified construction, and a new 10-year firm term lease extension that does not expire until 2033. JUD - Newport News houses four District Judges, three Senior District Judges, and three Magistrate Judges, and is responsible for the cities of Newport News, Hampton, and Williamsburg, and the counties of York, James City, Gloucester, and Matthews.

Year to date, Easterly has acquired, either directly or through the JV, four properties for an aggregate pro rata contractual purchase price of approximately $80.4 million, comprised of (i) $62.2 million of the wholly owned acquisitions; and (ii) $18.2 million of the pro rata JV acquisitions. Easterly owns, directly or through the JV, 90 properties totaling 8.9 million square feet.

Guidance

This guidance is forward-looking and reflects management’s view of current and future market conditions. The Company’s actual results may differ materially from this guidance.

Outlook for the 12 Months Ending December 31, 2023

The Company is maintaining its full-year 2023 Core FFO guidance per share on a fully diluted basis at a range of $1.13 - $1.15.

	Low	High
Net income (loss) per share – fully diluted basis	$0.20	0.22
Plus: Company’s share of real estate depreciation and amortization	$0.92	0.92
FFO per share – fully diluted basis	$1.12	1.14
Plus: Company’s share of depreciation of non-real estate assets	$0.01	0.01
Core FFO per share – fully diluted basis	$1.13	1.15

This guidance assumes (i) the closing of VA - Corpus Christi through the JV at the Company’s pro rata share of approximately $18 million, (ii) approximately $62 million of wholly owned acquisitions, and (ii) up to $15 million of gross development-related investment during 2023.

Non-GAAP Supplemental Financial Measures

This section contains definitions of certain non-GAAP financial measures and other terms that the Company uses in this press release and, where applicable, the reasons why management believes these non-GAAP financial measures provide useful information to investors about the Company’s financial condition and results of operations and the other purposes for which management uses the measures. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. A reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure are included in this press release following the consolidated financial statements. Additional detail can be found in the Company’s most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as other documents filed with or furnished to the Securities and Exchange Commission from time to time. We present certain financial information and metrics “at Easterly’s Share,” which is calculated on an entity-by-entity basis. “At Easterly’s Share” information, which we also refer to as being “at share,” “pro rata,” or “our share” is not, and is not intended to be, a presentation in accordance with GAAP.

Cash Available for Distribution (CAD) is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is calculated in accordance with the current Nareit definition as FFO minus normalized recurring real estate-related expenditures and other non-cash items, nonrecurring expenditures and the unconsolidated real estate venture’s allocated share of these adjustments. CAD is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

Core Funds from Operations (Core FFO) adjusts FFO to present an alternative measure of the Company's operating performance, which, when applicable, excludes items which it believes are not representative of ongoing operating results, such as liability management related costs (including losses on extinguishment of debt and modification costs), catastrophic event charges, depreciation of non-real estate assets, and the unconsolidated real estate venture's allocated share of these adjustments. In future periods, the Company may also exclude other items from Core FFO that it believes may help investors compare its results. The Company believes Core FFO more accurately reflects the ongoing operational and financial performance of the Company's core business.

EBITDA is calculated as the sum of net income (loss) before interest expense, taxes, depreciation and amortization, (gain) loss on the sale of operating properties, impairment loss, and the unconsolidated real estate venture’s allocated share of these adjustments. EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP, is not indicative of operating income or cash provided by operating activities as determined under GAAP and may be presented on a pro forma basis. EBITDA is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to service or incur debt. Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Funds From Operations (FFO) is defined, in accordance with the Nareit FFO White Paper - 2018 Restatement, as net income (loss), calculated in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. FFO includes the Company’s share of FFO generated by unconsolidated affiliates. FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors.

Funds From Operations, as Adjusted (FFO, as Adjusted) adjusts FFO to present an alternative measure of the Company's operating performance, which, when applicable, excludes the impact of losses on extinguishment of debt, depreciation of non-real estate assets, acquisition costs, straight-line rent and other non-cash adjustments, amortization of deferred revenue (which results from landlord assets funded by tenants), non-cash interest expense, non-cash compensation, amortization of above-/below-market leases, and the unconsolidated real estate venture’s allocated share of these adjustments. By excluding these income and expense items from FFO, as Adjusted, the Company believes it provides useful information as these items have no cash impact. In addition, by excluding acquisition related costs the Company believes FFO, as Adjusted provides useful information that is comparable across periods and more accurately reflects the operating performance of the Company’s properties.

Net Debt and Adjusted Net Debt. Net Debt represents the Company's consolidated debt and its share of unconsolidated debt adjusted to exclude its share of unamortized premiums and discounts and deferred financing fees, less its share of cash and cash equivalents and property acquisition closing escrow, net of deposit. By excluding these items, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted Net Debt is Net Debt reduced by 1) for each project under construction or in design, the lesser of i) outstanding lump-sum reimbursement amounts and ii) the cost to date, 2) 40% times the amount by which the cost to date exceeds total lump-sum reimbursement amounts for each project under construction or in design and 3) outstanding lump-sum reimbursement amounts for projects previously completed. These adjustments are made to 1) remove the estimated portion of each project under construction, in design or previously completed that has been financed with debt which may be repaid with outstanding cost reimbursement payments from the US Government and 2) remove the estimated portion of each project under construction or in design, in excess of total lump-sum reimbursements, that has been financed with debt but has not yet produced earnings. See page 25 of the Company’s Q3 2023 Supplemental Information Package for further information. The Company’s method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and may be presented on a pro forma basis. Accordingly, the Company's method may not be comparable to such other REITs.

Other Definitions

Fully diluted basis assumes the exchange of all outstanding common units representing limited partnership interests in the Company’s operating partnership, or common units, the full vesting of all shares of restricted stock, and the exchange of all earned and vested LTIP units in the Company’s operating partnership for shares of common stock on a one-for-one basis, which is not the same as the meaning of “fully diluted” under GAAP.

Conference Call Information

The Company will host a webcast and conference call at 11:00 am Eastern time on October 31, 2023 to review the third quarter 2023 performance, discuss recent events and conduct a question-and-answer session. A live webcast will be available in the Investor Relations section of the Company’s website. Shortly after the webcast, a replay of the webcast will be available on the Investor Relations section of the Company's website for up to twelve months. Please note that the full text of the press release and supplemental information package are also available through the Company’s website at ir.easterlyreit.com.

About Easterly Government Properties, Inc.

Easterly Government Properties, Inc. (NYSE: DEA) is based in Washington, D.C., and focuses primarily on the acquisition, development and management of Class A commercial properties that are leased to the U.S. Government. Easterly’s experienced management team brings specialized insight into the strategy and needs of mission-critical U.S. Government agencies for properties leased to such agencies either directly or through the U.S. General Services Administration (GSA). For further information on the company and its properties, please visit www.easterlyreit.com.

Contact:

Easterly Government Properties, Inc.

Lindsay S. Winterhalter

Supervisory Vice President, Investor Relations & Operations

202-596-3947

ir@easterlyreit.com

Forward Looking Statements

We make statements in this press release that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and include our guidance with respect to Net income (loss) and Core FFO per share on a fully diluted basis. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement in this press release for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: risks associated with our dependence on the U.S. Government and its agencies for substantially all of our revenues, including credit risk and risk that the U.S. Government reduces its spending on real estate or that it changes its preference away from leased properties; risks associated with ownership and development of real estate; the risk of decreased rental rates or increased vacancy rates; the loss of key personnel; general volatility of the capital and credit markets and the market price of our common stock; the risk we may lose one or more major tenants; difficulties in completing and successfully integrating acquisitions; failure of acquisitions or development projects to occur at anticipated levels or yield anticipated results; risks associated with our joint venture activities; risks associated with actual or threatened terrorist attacks; intense competition in the real estate market that may limit our ability to attract or retain tenants or re-lease space; insufficient amounts of insurance or exposure to events that are either uninsured or underinsured; uncertainties and risks related to adverse weather conditions, natural disasters and climate change; exposure to liability relating to environmental and health and safety matters; limited ability to dispose of assets because of the relative illiquidity of real estate investments and the nature of our assets; exposure to litigation or other claims; risks associated with breaches of our data security; risks associated with our indebtedness; risks associated with derivatives or hedging activity; risks associated with mortgage debt or unsecured financing or the unavailability thereof, which could make it difficult to finance or refinance properties and could subject us to foreclosure; adverse impacts from any future pandemic, epidemic or outbreak of any highly infectious disease on the U.S., regional and global economies and our financial condition and results of operations; and other risks and uncertainties detailed in the “Risk Factors” section of our Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (SEC) on February 28, 2023, and under the heading “Risk Factors” in our other public filings. In addition, our anticipated qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.

Balance Sheet

(Unaudited, in thousands, except share amounts)

	September 30, 2023	December 31, 2022
Assets
Real estate properties, net	$2,262,502	$2,285,308
Cash and cash equivalents	20,696	7,578
Restricted cash	12,753	9,696
Tenant accounts receivable	61,119	58,835
Investment in unconsolidated real estate venture	284,522	271,644
Intangible assets, net	140,505	157,282
Interest rate swaps	5,003	4,020
Prepaid expenses and other assets	38,379	35,022
Total assets	$2,825,479	$2,829,385

Liabilities
Revolving credit facility	-	65,500
Term loan facilities, net	298,982	248,972
Notes payable, net	696,411	696,052
Mortgage notes payable, net	221,448	240,847
Intangible liabilities, net	13,450	16,387
Deferred revenue	84,178	83,309
Accounts payable, accrued expenses and other liabilities	75,790	67,336
Total liabilities	1,390,259	1,418,403

Equity
Common stock, par value $0.01, 200,000,000 shares authorized, 95,117,527 and 90,814,021 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	951	908
Additional paid-in capital	1,707,142	1,622,913
Retained earnings	107,865	93,497
Cumulative dividends	(549,562)	(475,983)
Accumulated other comprehensive income (loss)	4,430	3,546
Total stockholders' equity	1,270,826	1,244,881
Non-controlling interest in Operating Partnership	164,394	166,101
Total equity	1,435,220	1,410,982
Total liabilities and equity	$2,825,479	$2,829,385

Income Statement

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Revenues
Rental income	$68,205	$72,643	$204,111	$214,238
Tenant reimbursements	2,704	1,616	7,279	3,676
Asset management income	526	377	1,560	942
Other income	579	405	1,657	1,244
Total revenues	72,014	75,041	214,607	220,100

Expenses
Property operating	18,746	17,802	54,263	48,811
Real estate taxes	7,814	8,177	22,901	23,854
Depreciation and amortization	22,245	25,050	67,945	73,552
Acquisition costs	321	275	1,226	939
Corporate general and administrative	6,107	5,870	20,426	17,819
Total expenses	55,233	57,174	166,761	164,975

Other income (expense)
Income from unconsolidated real estate venture	1,346	830	4,166	2,286
Interest expense, net	(12,046)	(12,408)	(35,739)	(34,729)
Impairment loss	-	(5,540)	-	(5,540)
Net income	6,081	749	16,273	17,142

Non-controlling interest in Operating Partnership	(707)	(107)	(1,905)	(1,962)
Net income available to Easterly Government
Properties, Inc.	$5,374	$642	$14,368	$15,180

Net income available to Easterly Government
Properties, Inc. per share:
Basic	$0.06	$0.01	$0.15	$0.16
Diluted	$0.06	$0.01	$0.15	$0.16

Weighted-average common shares outstanding:
Basic	93,537,121	90,772,706	92,674,039	90,560,471
Diluted	93,849,444	91,119,372	92,938,221	90,886,108

Net income, per share - fully diluted basis	$0.06	$0.01	$0.15	$0.17

Weighted average common shares outstanding -
fully diluted basis	105,888,188	102,848,357	105,014,057	102,315,465

EBITDA

(Unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income	$6,081	$749	$16,273	$17,142
Depreciation and amortization	22,245	25,050	67,945	73,552
Interest expense	12,046	12,408	35,739	34,729
Tax expense	283	121	803	346
Impairment loss	-	5,540	-	5,540
Unconsolidated real estate venture allocated share of above adjustments	1,960	1,395	5,842	3,503
EBITDA	$42,615	$45,263	$126,602	$134,812

Pro forma adjustments(1)	247
Pro forma EBITDA	$42,862

(1) Pro forma assuming a full quarter of operations from the one property acquired in the third quarter of 2023.

FFO and CAD

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Net income	$6,081	$749	$16,273	$17,142
Depreciation of real estate assets	21,995	24,802	67,194	72,810
Impairment loss	-	5,540	-	5,540
Unconsolidated real estate venture allocated share of above adjustments	1,887	1,347	5,637	3,352
FFO	$29,963	$32,438	$89,104	$98,844
Adjustments to FFO:
Loss on extinguishment of debt	$-	$-	$14	$-
Natural disaster event expense, net of recovery	8	-	86	9
Depreciation of non-real estate assets	250	248	751	742
Unconsolidated real estate venture allocated share of above adjustments	17	17	50	48
Core FFO	$30,238	$32,703	$90,005	$99,643
Adjustments to Core FFO:
Acquisition costs	321	275	1,226	939
Straight-line rent and other non-cash adjustments	(1,296)	1,090	(2,661)	559
Amortization of above-/below-market leases	(676)	(769)	(2,052)	(2,373)
Amortization of deferred revenue	(1,572)	(1,472)	(4,678)	(4,313)
Non-cash interest expense	264	235	752	695
Non-cash compensation	1,658	1,625	4,625	4,891
Natural disaster event expense, net of recovery	(8)	-	(86)	(9)
Unconsolidated real estate venture allocated share of above adjustments	15	(391)	(55)	(1,099)
FFO, as Adjusted	$28,944	$33,296	$87,076	$98,933

FFO, per share - fully diluted basis	$0.28	$0.32	$0.85	$0.97
Core FFO, per share - fully diluted basis	$0.29	$0.32	$0.86	$0.97
FFO, as Adjusted, per share - fully diluted basis	$0.27	$0.32	$0.83	$0.97

FFO, as Adjusted	$28,944	$33,296	$87,076	$98,933
Acquisition costs	(321)	(275)	(1,226)	(939)
Principal amortization	(1,100)	(1,314)	(3,226)	(3,942)
Maintenance capital expenditures	(3,207)	(2,217)	(8,276)	(5,123)
Contractual tenant improvements	(355)	(961)	(1,368)	(2,089)
Unconsolidated real estate venture allocated share of above adjustments	(3)	-	(7)	-
Cash Available for Distribution (CAD)	$23,958	$28,529	$72,973	$86,840

Weighted average common shares outstanding - fully diluted basis	105,888,188	102,848,357	105,014,057	102,315,465

Net Debt and Adjusted Net Debt

(Unaudited, in thousands)

September 30, 2023
Total Debt(1)	$1,221,686
Less: Cash and cash equivalents	(22,290)
Net Debt	$1,199,396
Less: Adjustment for development projects(2)	(43,644)
Adjusted Net Debt	$1,155,752

1 Excludes unamortized premiums / discounts and deferred financing fees.

2 See definition of Adjusted Net Debt on Page 4.